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EXHIBIT 23C

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-            ), pertaining to the SafeNet, Inc. 2001 Omnibus Stock Plan and the SafeNet, Inc. Employee Stock Purchase Plan, of our report dated May 10, 2002, with respect to the consolidated financial statements and schedule of SafeNet, Inc. and subsidiaries for the year ended December 31, 2001 included in the Current Report on Form 8-K, dated May 7, 2002.

/s/ ERNST & YOUNG LLP
Baltimore, Maryland August 8, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS